SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EQUITY OFFICE PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	36-4151656 (I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices)

If this form relates to the	If this form relates to the

registration of a class of securities	registration of a class of securities

pursuant to Section 12(b) of the	pursuant to Section 12(g) of the

Exchange Act and is effective	Exchange Act and is effective

pursuant to General Instruction	pursuant to General Instruction

A.(c), please check the following	A.(d), please check the following

box. [X]	box. [ ]

Securities Act registration statement file number to which this form relates:	333-57526

(if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Shares of Beneficial	New York Stock Exchange
Interest (par value $.01
per share)

Securities to be registered pursuant to Section 12(g) of the Act:

(None)
(Title of Class)

EXPLANATORY NOTE

      This Form 8-A/A is filed for the purpose of updating the description of the registrant’s common shares of beneficial interest contained in the registrant’s Form 8-A filed with the Securities and Exchange Commission on June 19, 1997.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

      The information required by this Item 1 is set forth under the caption “Description of Equity Office Shares of Beneficial Interest,” pages 94-106, inclusive, in the joint proxy statement/prospectus contained in Amendment No. 3 to Equity Office Property Trust’s Registration Statement on Form S-4 (File No. 333-57526), filed on June 6, 2001, which description is incorporated herein by this reference.

Item 2. Exhibits

Exhibit No	Description

1	Information contained under the caption “Description of Equity

Office Shares of Beneficial Interest,” pages 94-96, inclusive,

in the joint proxy statement/prospectus contained in Amendment

No. 3 to Equity Office Property Trust’s (“Equity Office”)

Registration Statement on Form S-4 (SEC File No. 333-57526)

2	Articles of Amendment and Restatement of Declaration of Trust

of Equity Office (incorporated herein by reference to Exhibit

3.1 to Equity Office’s Registration Statement on Form S-11, as

amended (SEC File No. 333-26629))

3	Articles Supplementary of Equity Office, dated December 15,

1997 and filed with the Maryland State Department of

Assessments and Taxation on December 17, 1997 (incorporated

herein by reference to Exhibit 3.2 to Equity Office’s Annual

Report on Form 10-K for the year ended December 31, 1997, as amended)

4	Articles Supplementary of Equity Office, dated February 18,

1998 and filed with the Maryland State Department of

Assessments and Taxation on February 19, 1998 (incorporated

herein by reference to Exhibit 3.3 to Equity Office’s Annual

Report on Form 10-K for the year ended December 31, 1997, as amended)

5	Articles Supplementary of Equity Office, dated December 1,

1998 and filed with the Maryland State Department of

Assessments and Taxation on December 4, 1998 (incorporated

herein by reference to Exhibit 3.4 to Equity Office’s Annual

Report on Form 10-K for the year ended December 31, 2000)

6	Articles Supplementary of Equity Office, dated February 28,

2000 and filed with the Maryland State Department of

Assessments and Taxation on March 17, 2000 (incorporated

herein by reference to Exhibit 3.5 to Equity Office’s Annual

Report on Form 10-K for the year ended December 31, 1999, as amended)

7	Articles of Amendment to Equity Office’s Declaration of Trust

relating to amendments to Sections 8.2 and 8.4 (incorporated herein by reference to Exhibit 3.1 to Equity Office’s Current

Report on Form 8-K filed with the SEC on May 12, 2000)

Exhibit No	Description

8	Exhibit A to the Maryland Articles of Merger filed by Equity

Office on June 19, 2000 with the Maryland State Department of

Assessments and Taxation setting forth amendments to Equity

Office’s Declaration of Trust effected as part of the merger of Cornerstone Properties Inc. with and into Equity Office

(incorporated herein by reference to Exhibit 99.4 to Equity

Office’s Current Report on Form 8-K filed with the SEC on July

5, 2000)

9	Amended and Restated Bylaws of Equity Office (incorporated

herein by reference to Exhibit 3.6 to Equity Office’s Annual

Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on March 23, 2001)

10	Exhibit A to Maryland Articles of Merger filed by Equity

Office on July 2, 2001 with the Maryland State Department of

Assessments and Taxation setting forth amendments to Equity

Office’s Declaration of Trust effected as part of the merger of Spieker Properties, Inc. with and into Equity Office

(incorporated herein by reference to Exhibit 99.4 to Equity

Office’s Current Report on Form 8-K filed with the SEC on July

5, 2001)

11	Articles Supplementary Designating Equity Office Series D

Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.5 to Equity Office’s Current Report on

Form 8-K filed with the SEC on July 5, 2001)

12	Articles Supplementary Designating Equity Office Series E

Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.6 to Equity Office’s Current Report on

Form 8-K filed with the SEC on July 5, 2001)

13	Articles Supplementary Designating Equity Office Series F

Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.7 to Equity Office’s Current Report on

Form 8-K filed with the SEC on July 5, 2001)

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST

July 3, 2001	By: /s/ Stanley M. Stevens
Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary

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